                                                                    Exhibit 10.2

This Agreement is made the 15th day of February, 2014

BETWEEN

          DSG TAG Systems, Inc. a Nevada Corporation, with executive principal offices located Suite 214 - 5455 152nd Street, Surrey, BC, V3S 5A5

                                                                         ("OSG")

AND

          DSG CANADIAN MANUFACTURING CORP. a BC Corporation, with executive principal offices located at 208 - 1 Thrift Johnston Road, White Rock,
          BC, V4B 3Z8

                                                                         ("CMC")

WHEREAS:

A.   CMC has previously  contracted DSG for the  development of a product called the TAG Touch which was designed to operate as an accessory for the DSG TAG
     Fleet  Management  product.  According  to the  contract,  DSG  retained an exclusive  right to  manufacture  and sell the TAG Touch  after the product development was completed.

B.   CMC has decided to sell to DSG all the  intellectual  property (IP) related to the DSG  touch  products  in  exchange  for TAG  Touch  units  and other consideration described herein.

NOW THEREFORE the parties agree as follow:

1.   Sale of IP. CMC hereby  sells,  transfers  and assigns  (collectively,  the
     "transfer")  to DSG all of the IP,  including  moral rights,  developed and owned by CMC, in consideration  of the transfers,  deliveries and covenants of DSG described herein.

2.   No Encumbrances on IP. CMC represents and warrants that as of the date this
     Agreement is made, such date being the "Transfer  Date", the IP is free and clear of all  encumbrances,  no third party consents are required to permit the said transfer, and no person has rights to acquire the IP.

3.   Payment. DSG agrees that

     (a)  on or before July 15, 2014 it will transfer ownership of 804 completed fully functioning DSG TAG Touch units (the "Units"); and

     (b)  within 15 days of July 15, 2014, DSG will deliver to CMC a list of all serial  numbers to the Units; a listing of the Units  location,  and a copy of any contract for the rental or lease of a Unit.

4.   Inclusion  in the  Payment.  DSG agrees that the transfer of each DSG Units includes a touch screen, a DSG tag and associated connections and software;

5.   Purchase Price. The purchase price for the IP is $1,231,128.

6.   Warranty.  The transfer of the Units includes the 1 year warrant within the first 12  months  after the  Transfer  Date,  CMC has a 12 month  option to purchase from DSG an extended  hardware warranty for the entire duration of the term at a cost of $299.00 per Unit.
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7.   DSG Covenants. DSG covenants and agrees that:

     (a)  it will identify end  customers  interested in renting the product and sign rental  agreements  for the  placement  of all the Units on their facilities;

     (b)  it will configure and install all of the Units at customer  facilities as soon as possible  but no later than 12 months from the date of this
          Agreement;

     (c)  it will  operate the Units and will  collect  the monthly  rental fees from the end customers.

     (d)  it will pay CMC $22.00 per month for every  Unit.  The  payments  will accrue from  October 1, 2014 and the first  payment will be January 1,
          2015 and will  continue to be made  quarterly in arrears until the end of the Agreement.

8.   Terms.  The "Term" will be 48 months  commencing on January 1, 2914 ("Start
     Date")

9.   Conclusion of Term.  At the end of the term,  DSG will  repurchase  the 804
     Units for $1,275,000  worth of DSG shares.  The share value of DSG is to be calculated  on the average  closing  value of the  previous  120 day of DSG stock.  Alternatively  DSG has the option to operate  the Units under a new agreement should the parties agree to new pricing, term and conditions.

10.  Currency.  All sums of money which are  referred to in this  Agreement  are expressed in lawful money of Canada, unless otherwise specified.

11.  Amendment. No alteration, amendment, modification or interpretation of this
     Agreement  or any  provision of this  Agreement  shall be valid and binding upon the parties hereto unless such alteration,  amendment, modification or interpretation  is in written  form  executed by all of the parties to this
     Agreement.

12.  Independent  Legal Advice.  DSG acknowledges and agrees that this Agreement was  prepared by counsel for the CMC and  acknowledges  and agrees that the
     CMC urges DSG, and the DSG has had the opportunity,  to obtain  independent legal,  accounting,  investment  and tax advice prior to the  execution and delivery  of this  Agreement,  and in the event  that the DSG did not avail itself of that opportunity prior to signing this Agreement,  the DSG did so voluntarily and without any undue pressure or influence and agrees that any failure to obtain independent legal,  accounting,  investment or tax advice shall not be used as a defence to the enforcement of the DSG's  obligations under this Agreement.

13.  Independent  Contractors.  Nothing  herein  contained  shall be  deemed  or construed  as creating the  relationship  of  principal  and agent,  nor of partnership, nor of joint venture, nor of employer and employee between the parties hereto, it being understood and agreed that no provisions contained herein or any act or acts of the parties  hereto  shall be deemed to create any relationship other than that of independent contractors, each acting on its own behalf and in its own separate interest.

14.  Governing Law. This Agreement  shall be interpreted in accordance  with the laws of British Columbia and the federal laws of Canada applicable therein

16.  Enurement.  This  Agreement  binds and enures to the benefit of the parties and their lawful succesors and permitted assigns.

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17.  Severability. If any term or provision hereof or the application thereof in any circumstance  shall, in any jurisdiction and to any extent,  be invalid or  unenforceable,  such term or provision  shall be ineffective as to such jurisdiction to the extent of such invalidity or  unenforceability  without invalidating or rendering  unenforceable the remaining terms and provisions hereof or the application of such term or provision in circumstances  other than those as to which it is held invalid or unenforceable.

IN WITNESS  WHEREOF the parties  hereto have executed  this  Agreement as of the
Effective Date first above written.

DSG TAG Systems, Inc.

/s/
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DSG CANADIAN MANUFACTURING CORP.

/s/
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